Exhibit 10.1

AMENDMENT II To Services Agreement

Between TRX Fulfillment Services, LLC. And American Airlines, Inc.

#90-9618

This Amendment II to the Services Agreement dated December 23, 2002, by and between American Airlines, Inc. (“American”) and TRX Fulfillment Services, LLC. (“TRX” or “Supplier”) is made and entered into this June 27, 2008.

For and in consideration of the mutual covenants contained in the Services Agreement, the parties hereto agree as follows:

1.	Effective July 1, 2008, the term of this Agreement shall continue in full force and effect through June 30, 2011.

2.	Effective July 1, 2008, pricing is changed to read as follows:

Exception Item
Ticketing:	*
CSD (Customer Service Desk):	*
PDS (Priority Distribution System):	*
Mail Room (BOSA):	*

Above billing rates are firm through June 30, 2011.

3.	American Airlines will receive a * on prior * invoices if, at any time during the course of the agreement, American Airlines contracts for and implements additional TRX products and solutions with a minimum value of *.

4.	All terms and conditions of the Services Agreement as amended herein, remain in full force and effect, except as otherwise provided herein.

5.	This Amendment constitutes the full and complete understanding of the parties with respect to the subject matter of this Amendment and supersedes all prior agreements and understandings with respect to the subject matter. This Amendment may be modified only by written agreement signed by an authorized representative of both parties.

IN WITNESS THEREOF, the parties have executed this Amendment as of the day and date first written above.

TRX FULFILLMENT SERVICES LLC.		AMERICAN AIRLINES, INC.

By:	/s/ David Cathcart	By:	/s/ John Maclean
John MacLean
Title:	CFO	Title:	V.P., Purchasing

Date:	13 August 2008	Date:	8/13/08

* Confidential Treatment Requested